Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (File No. 333-206534) on Form S-8 of our report dated August 23, 2022, appearing in this Annual Report on Form 11-K of the Rocky Mountain Chocolate Factory, Inc. 401(k) Plan for the year ended February 28, 2022.

/s/ Bonadio & Co.,LLP

August 23, 2022

Amherst, NY